EXHIBIT 99.1

COACHMEN INDUSTRIES, INC.

2831 Dexter Drive o P.O. Box 3300 o Elkhart, Indiana 46515 o 574/262-0123 o Fax 574/262-8823

NEWS RELEASE

For immediate release Monday, July 11, 2005

COACHMEN INDUSTRIES, INC. ANNOUNCES PRELIMINARY EXPECTATIONS FOR SECOND QUARTER

    o  Company anticipates loss due to continued challenging industry conditions
    o  Decisive actions taken to reduce costs and improve profitability
    o   Recent dealer meetings provides improving order flow

Elkhart, Ind. — Coachmen Industries, Inc. (NYSE: COA) today announced that it expects to report a small loss of between $0.5 million and $1.5 million for the second quarter ending June 30, 2005. Final second quarter results and Segment details will be released on July 25, 2005 with a conference call to discuss results on July 26.

During the second quarter, the RV Group continued to experience sales and margin pressure due to an industry-wide softening of wholesale shipments. Excessive inventories at the dealer and manufacturer level, coupled with the model-year changeover process, led to significant discounting and sales incentives by most manufacturers. In order to bring output more in line with demand, RV Group production rates were reduced in most facilities, which put further downward pressure on margins due to lower overhead absorption and production inefficiencies. In addition to these margin pressures, the cost of heavier discounting associated with model change and current market conditions, retail consumer incentives, and dealer-related write-offs resulted in a reduction in pre-tax profit of approximately $2.7 million in the quarter.

In Coachmen’s Housing and Building Group, continued softness in its core Midwest residential housing markets again impacted three of the company’s more profitable business units, resulting in lower sales and profits for the segment as a whole. Sales were further impacted by the Group’s continuing challenge to deliver its finished homes on a timely basis in some areas, due to incomplete or delayed site preparation work by the Group’s independent builders.

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Coachmen Industries, Inc. Announces Preliminary Expectations For Second Quarter

July 11, 2005

Actions to Improve Operations

Claire C. Skinner, Chairman and Chief Executive Officer, remarked, “We expected to see improvements in both our RV and Housing markets during the second quarter, which did not occur. Accordingly, in late May we launched a series of aggressive steps that needed to be taken, in light of the market conditions and our unacceptable level of profitability.”

Companywide, salaried positions were reduced by approximately 12.5%. This reduction should result in annualized savings of more than $5 million, while the associated severance costs will negatively impact the second quarter by $0.4 million. In addition to the salaried workforce reductions, the Company reduced its hourly workforce by 10% across both of its business segments. In the RV segment, capacity has been temporarily reduced, with closure of a towable facility and one of the two Class C mini-motorhome production lines. All RV Service Operations, including customer service, parts, warranty and business systems, have been consolidated into one unit, to reduce staffing and eliminate duplicative activities. To improve ongoing operating efficiencies, with the new model year numerous product lines were consolidated, slower selling models were eliminated, options were significantly reduced, and where possible, selling prices were increased. In the Housing and Building segment, the administrative operations of the Indiana and Ohio facilities have been consolidated to better manage the challenging Midwest market and reduce overhead costs. “All of these actions were necessary to minimize losses in the current climate, and will also position the Company for improved profitability as the markets return to normalcy,” noted Chairman Skinner.

RV Dealer Seminars

In mid-June, Coachmen RV Company and Georgie Boy Manufacturing unveiled their new 2006 models to their dealers. Both dealer meetings enjoyed significant success, with dealers expressing optimism about the summer selling season, and enthusiasm about the Company’s products. These dealer meetings resulted in combined initial dealer orders of 4,978 units worth $198 million, which was a 40% increase over the 2004 seminars, the previous best in the Company’s history. “Although we are extremely pleased with our recent dealer events, it is important to note that these orders may not all translate into timely sales,” said Chairman Skinner. “Though improving, dealer inventories are still higher than normal. Therefore, if retail demand does not improve as much as dealers are anticipating, they may not have adequate wholesale credit capacity to accept delivery when their ordered units are ready to ship. Nevertheless, we are very pleased with the dealers’ enthusiastic reaction to our new products, and are encouraged by their optimism regarding the recent trends in retail activity.”

2005 Outlook Uncertain

“Due to the current uncertainty in both of our core businesses, at this point, the second half of 2005 cannot be forecasted with any degree of accuracy,” said Chairman Skinner. “Based on our performance in the second quarter, it appears that we will not be able to

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Coachmen Industries, Inc. Announces Preliminary Expectations For Second Quarter

July 11, 2005

meet our full-year earnings guidance provided at the end of the first quarter. At the same time, the recently released reports on Consumer Confidence by the Conference Board and the University of Michigan show that this important indicator rose significantly in June, which is quite consistent with our dealer’s subjective observations. We are continuing to assess all available information regarding our markets and the changing business environment. We expect to provide additional thoughts on the remainder of the year in conjunction with our formal earnings release on July 25. In the interim, we are encouraged by recent order trends among our RV dealers, and we are steadfast in our commitment to continue reducing costs and improving operating performance throughout our Company.”

Coachmen Industries, Inc. is one of America’s leading manufacturers of recreational vehicles, systems-built homes and commercial buildings, with prominent subsidiaries in each industry. The Company’s well-known RV brand names include COACHMEN®, GEORGIE BOY™, SPORTSCOACH® and VIKING®. Through ALL AMERICAN HOMES®, Coachmen is one of the nation’s largest producers of systems-built homes, and also a major builder of commercial structures with its ALL AMERICAN BUILDING SYSTEMS™ and MILLER BUILDING SYSTEMS™ products. Prodesign, LLC, produces custom composite and thermoformed plastic parts for numerous industries under the PRODESIGN® brand. Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the ticker COA.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to, the potential fluctuations in the Company’s operating results, the availability for floorplan financing for the Company’s recreational vehicle dealers and corresponding availability of cash to Company, overcapacity and discounting in the recreational vehicle industry, the impact of performance on the valuation of intangible assets, the availability and the price of gasoline, price volatility of raw materials used in production,  the Company’s dependence on chassis and appliance suppliers, interest rates, the availability and cost of real estate for residential housing, the ability of the Housing and Building segment to perform in new market segments where it has limited experience, adverse weather conditions affecting home deliveries, competition, government regulations, legislation governing the relationships of the Company with its recreational vehicle dealers, consolidation of distribution channels in the recreational vehicle industry, consumer confidence, further developments in the war on terrorism and related international crises, oil supplies, and other risks identified in the Company’s SEC filings.

For more information:

Joseph P. Tomczak Executive Vice President and CFO 574-262-0123	Jeffery A. Tryka Director of Planning and Investor Relations 574-262-0123

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